Exhibit (o)

POWER OF ATTORNEY

NEUBERGER BERMAN EQUITY FUNDS, a Delaware business trust (the “Trust”), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints Peter E. Sundman, Richard M. Phillips, Arthur C. Delibert and Lori L. Schneider (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign any and all amendments to the Trust’s Registration Statement of Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, NEUBERGER BERMAN EQUITY FUNDS has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 12th day of December, 2002.

NEUBERGER BERMAN EQUITY FUNDS By: /s/ Jack L. Rivkin Jack L. Rivkin President and Trustee

[SEAL]

ATTEST:

/s/ Claudia A. Brandon
Claudia A. Brandon,
Secretary

[Signatures Continued on Next Page]

Signature	Title
/s/ John Cannon	Trustee
John Cannon
/s/ Faith Colish	Trustee
Faith Colish
/s/ Walter G. Ehlers	Trustee
Walter G. Ehlers
/s/ C. Anne Harvey	Trustee
C. Anne Harvey
/s/ Barry Hirsch	Trustee
Barry Hirsch
/s/ Robert A. Kavesh	Trustee
Robert A. Kavesh
/s/ Howard A. Mileaf	Trustee
Howard A. Mileaf
/s/ Edward I. O'Brien	Trustee
Edward I. O'Brien
/s/ Jack L. Rivkin	President and Trustee
Jack L. Rivkin
/s/ John P. Rosenthal	Trustee
John P. Rosenthal
/s/ William E. Rulon	Trustee
William E. Rulon
/s/ Cornelius T. Ryan	Trustee
Cornelius T. Ryan
/s/ Tom Decker Seip	Trustee
Tom Decker Seip
/s/ Candace L. Straight	Trustee
Candace L. Straight
/s/ Peter E. Sundman	Chairman of the Board, Chief Executive
Peter E. Sundman	Officer and Trustee
/s/ Peter P. Trapp	Trustee
Peter P. Trapp